UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2005


                             OREGON PACIFIC BANCORP
             (Exact Name of Registrant as specified in its charter)


         Oregon                          000-50165              71-0918151
(State or other jurisdiction            (Commission            (IRS Employer
     of Incorporation)                  File Number)         Identification No.)

                                1355 Highway 101
                               Florence, OR 97439
                    (Address of principal executive offices)

                                 (541) 997-7121
               (Registrant's telephone number including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

     On December 14, 2005, Oregon Pacific Banking Company (the "Bank"), a wholly owned subsidiary of Oregon Pacific Bancorp, entered into an agreement to purchase all of the assets of Coast Investment Advisors, Inc. an Oregon corporation doing business as LPL Financial Services ("LPL"). LPL is the Florence, Oregon branch office of LPL Financial Services. The principals of LPL are Bruce and Sabanna Bjerke in Florence, Oregon. The total price is $460,000.

     Under the Agreement, the Bank will acquire all of the customer accounts, files, goodwill, equipment and supplies of LPL. The Bank did not agree to assume any liabilities of LPL. The target closing date of the transaction is January 3, 2006. The terms of the agreement call for 30% of the purchase price to be paid in cash at closing, and the remainder payable under a three-year note. Bruce and Sabanna Bjerke will become a full-time or part-time employee of the Bank, respectively, for a period of three years. Both principals will be subject to non-competition agreements.

     The Bank's management believes that LPL's conservative investment philosophy and their financial planning approach will complement the Bank's present program and its Trust and Asset Management department.

     A copy of the December 20, 2005 press release is attached hereto as Exhibit
99.1 and is incorporated into this current report by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2005
Oregon Pacific Bancorp

By: /s/ Joanne Forsberg
----------------------------------------------
Joanne Forsberg
Secretary and Chief Financial Officer


            EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

  99.1         Press Release dated December 19, 2005, Oregon Pacific Banking Co.
               Buys Local Investment Firm.